UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2015
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2015, the Board of Directors of Qorvo, Inc. (the “Company”) appointed Gina B. Harrison, age 47, to serve as Vice President and Corporate Controller (principal accounting officer) of the Company, effective November 1, 2015.
Ms. Harrison is a certified public accountant with 25 years of progressive leadership experience in corporate and public accounting. She joined RF Micro Devices, Inc. (“RFMD”), which combined its business with TriQuint Semiconductor, Inc. to form the Company in January 2015, in 2000 and held roles of increasing responsibility in financial reporting through March 2005. She served as RFMD’s Director of Financial Reporting and Sarbanes-Oxley from April 2005 to December 2014, and served in that same role at the Company from January 2015 to October 2015.
In connection with Ms. Harrison’s appointment, the Compensation Committee of the Board of Directors approved the following compensation elements: (i) an annual base salary of $250,000, (ii) a target bonus opportunity of 50% of base salary under the Company’s Cash Bonus Plan; and (iii) a restricted stock unit award with a value of $170,000, vesting in increments of 25% per year over four years. The Company and Ms. Harrison also entered into a Change in Control Agreement, the form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2015.
Effective upon Ms. Harrison’s appointment, Steven J. Buhaly, the Company’s Chief Financial Officer, ceased to serve as the Company’s principal accounting officer after having held such position since July 10, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

	By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer

Date: November 2, 2015